UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

Amendment - 1/A

GENERAL FORM FOR REGISTRATION OF SECURITIES Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Commission File Number 000-56001

BARREL ENERGY INC
(Exact name of registrant as specified in charter)

NEVADA	47-1963189
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3859 S Valley View Blvd Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

888-397-9114

(Issuer’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐     Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☒     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Amendment -1/A

The Form 10 has been amended to incorporate the unaudited financial Statements period covered: October 1, 2025 to December 31, 2025, on 2/23/26.

Part I

Item 1. Business.

General

Barrel Energy, Inc. (the “Company,” “Barrel Energy,” “we,” “us,” or “our”) is a Nevada corporation whose common stock is publicly traded under the symbol BRLL on the OTCIQ Market maintained by OTC Markets Group. The Company operates in the environmental services, renewable energy, and waste-to-value sectors.

In March 2025, the Company completed a reverse merger transaction pursuant to which Happy Traps, LLC became a wholly owned operating subsidiary of Barrel Energy Inc. As a result of this transaction, Happy Traps represents the Company’s primary operating business.

Our Corporate History

We are a Nevada corporation which was formed in 2014 and was engaged in oil and gas exploration activities, principally in western Canadian provinces, until 2020 when its operations were negatively impacted by the COVID pandemic. In 2022, we shifted our focus to lithium and cobalt exploration to support the electrical vehicle industry. These efforsd were not successful and in 2025 we completed the Happy Traps transaction described above.

Operating Subsidiary – Happy Traps, LLC

Happy Traps, LLC (“Happy Traps”) is an environmentally focused grease trap service and waste management company headquartered at 51 Ingersoll Drive, Portland, Maine 04103. The Company provides grease trap pumping, cleaning, maintenance, and related services to restaurants and food service establishments, primarily in the greater Portland, Maine metropolitan area.

In addition to grease trap services, Happy Traps offers a proprietary line of eco-friendly cleaning products marketed under the Happy Traps Cleaners brand and provides used cooking oil collection and recycling services through a strategic partnership with Maine Standard Biofuels, Inc.

History of Happy Traps

Happy Traps was founded in 2016 by Jarmin Kaltsas, who has over 20 years of experience in the biodiesel, waste-to-energy and environmental services industries. The Company initially focused on grease trap pumping and maintenance services for restaurants and food service establishments in southern Maine.

Over time, Happy Traps expanded its operations to include proprietary eco-friendly cleaning products and used cooking oil recycling services. This evolution was driven by customer demand for bundled services and the Company’s commitment to sustainability and environmental responsibility.

In 2020, Kayla Tilton was appointed President, bringing regulatory and operational expertise gained from her prior work with the Maine Department of Environmental Protection and her leadership role at Maine Standard Biofuels. Under current leadership, Happy Traps has refined its operational efficiency, strengthened compliance capabilities and established the foundation for regional expansion.

In March 2025, Happy Traps completed a reverse merger with Barrel Energy, pursuant to which Barrel Energy acquired the Company. The transaction was structured to provide Happy Traps with access to additional capital, infrastructure and strategic resources to support regional expansion and integration into a broader renewable energy and waste-to-value platform. Following the transaction, Happy Traps continues to operate its business with existing management while aligning its growth strategy with Barrel Energy’s long-term objectives.

Business Plan

The Company’s strategy is to scale its integrated grease trap and waste-to-value service model along the Eastern Seaboard from Maine to Florida through a combination of organic growth and strategic acquisitions.

Key elements of the strategy include:

•	Acquiring fragmented local grease trap service providers

•	Establishing regional operating hubs

•	Deploying standardized service vehicles and equipment

•	Expanding Happy Traps Cleaners products and used cooking oil recycling programs

•	Increasing revenue per customer through bundled service offerings

Regulation

The Company operates in a highly regulated environment governed by federal, state, and local laws relating to wastewater management, environmental protection, and disposal of fats, oils, and grease (“FOG”). Food service establishments are required to maintain grease traps and comply with municipal sewer ordinances. The Company assists customers in meeting these regulatory obligations by providing scheduled maintenance, proper waste handling, and compliance documentation. Management believes increasing regulatory enforcement supports sustained demand for professional grease trap services.

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Facilities

The Company’s principal operating facility is located at 51 Ingersoll Drive, Portland, Maine 04103, which serves as administrative offices, dispatch, and equipment storage. The Company does not own real property; all facilities are leased or operated under customary arrangements.

Employees

As of the date of this Form 10, the Company employs a small team of management, service technicians, and administrative personnel. The Company expects to expand staffing as it enters new geographic markets.

Item 1A. Risk Factors.

The Company qualifies as a “smaller reporting company” as defined under Rule 12b-2 of the Securities Exchange Act of 1934 and is therefore not required to provide a separate “Risk Factors” section. Nevertheless, investing in the Company’s securities involves risks typical of early-stage operating companies. These risks include, among others, limited operating history, capital constraints, the need for additional financing, regulatory compliance and reporting obligations, execution and operational risks, dependence on key management personnel, and market acceptance of the Company’s business strategy. Any of these factors could materially and adversely affect the Company’s business, financial condition, results of operations, and the value of its securities.

Item 2. Financial Information.

The Company’s audited financial statements prepared in accordance with U.S. GAAP are included in Item 10 – Financial Statements and Exhibits.

Item 3. Properties.

The Company’s principal executive and operating offices are located at 51 Ingersoll Drive, Portland, Maine 04103. The Company anticipates establishing additional regional facilities as part of its expansion strategy.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Name	Title of Class	Amount and Nature of Beneficial Ownership	Percent age
Lester Parris	Preferred Stock	1,250,000 shares (1,000 votes/share)	25%
Alfreddie Johnson	Preferred Stock	1,250,000 shares (1,000 votes/share)	25%
Jarmin Kaltsas	Preferred Stock	1,250,000 shares (1,000 votes/share)	25%
Willis Pumphrey	Preferred Stock	1,250,000 shares (1,000 votes/share)	25%
All directors and executive officers as a group (4 persons)	Preferred Stock	5,000,000 shares	100%

Each share of Preferred Stock carries 1,000 votes per share.

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Item 5. Directors and Executive Officers.

Jarmin Kaltsas, Age 51

Position: Chief Executive Officer

Director Since: 2025

Mr. Kaltsas is a pioneer in the waste-to-energy and environmental services industries with more than 20 years of experience in biodiesel production, waste management, and sustainable infrastructure. Since 2006, he has served as the founder and Chief Executive Officer of Maine Standard Biofuels, Inc., Maine’s only commercial-scale biodiesel manufacturer, which collects used cooking oil from more than 2,500 restaurants across New England and supplies biodiesel and bioheat fuels to government and commercial fleets. Within the past five years, Mr. Kaltsas has also overseen the development of bio-based consumer and industrial cleaning products derived from biodiesel byproducts and has led strategic initiatives focused on circular-economy business models. In March 2025, following the reverse merger transaction between Barrel Energy Inc. and Happy Traps, LLC, Mr. Kaltsas was appointed Chief Executive Officer of Barrel Energy Inc., where he is responsible for corporate strategy, operations, acquisitions, and long-term growth initiatives.

Mr. Kaltsas does not currently serve as a director of any other public reporting company.

There are no family relationships between Mr. Kaltsas and any other director or executive officer of the Company.

During the past ten years, Mr. Kaltsas has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Lester Parris, PhD, Age 53

Position: Chairman of the Board

Director Since: 2025

Dr. Parris is a certified Industrial-Organizational Psychology professional with over 22 years of experience as an entrepreneur, executive consultant, and project leader across engineering, healthcare, construction, entertainment, and corporate services sectors. Within the past five years, he has served as the founder and principal of The Counsel and Parris Development Projects LLC, where he has led organizational development initiatives, multimillion-dollar infrastructure and real estate projects, and strategic business transformations for private and public sector clients.Within the past five years, Dr. Parris has also served as a director of Pet Ecology Brands, Inc., a publicly traded company whose common stock trades under the symbol DBLR. His experience includes corporate governance, strategic planning, and operational oversight of publicly reporting companies. As Chairman of the Board of Barrel Energy Inc., Dr. Parris provides leadership in corporate governance, strategic direction, executive oversight, and long-term planning.

Family Relationships:

Dr. Parris is related to Lyndell Parris, PhD, who serves as a Director of the Company.

During the past ten years, Dr. Parris has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Supplemental Information Exhibit 99.1

Alfreddie Johnson, Jr., PhD, Age 64

Position: Treasurer

Director Since: 2025

Dr. Johnson is an executive leader with extensive experience in economic development, public-private partnerships, and energy-related infrastructure projects. Within the past five years, he has served as Chief Executive Officer of Lumi Energy Options and as Senior Partner at Cameroon Industries LLC, where he focuses on job creation, economic revitalization, and sustainable development initiatives in underserved municipalities and international markets. Dr. Johnson previously served as Mayor Pro-Tem of Lynwood, California, and has founded and led multiple nonprofit and educational organizations focused on literacy, youth rehabilitation, and workforce development. As Treasurer of Barrel Energy Inc., Dr. Johnson oversees financial stewardship, strategic partnerships, and capital planning.

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Dr. Johnson does not currently serve as a director or officer of any other public reporting company.

There are no family relationships between Dr. Johnson and any other director or executive officer of the Company.

During the past ten years, Dr. Johnson has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Willis Pumphrey, DDS, Age 70

Position: Secretary

Director Since: 2025

Dr. Pumphrey is a general dentist with more than 45 years of clinical and entrepreneurial experience in healthcare and medical device innovation. Within the past five years, he has served as the Founder and Chief Executive Officer of Oral Facial Development Corporation (OFD Corp), a company focused on innovative dental and airway-related appliances for children. Dr. Pumphrey is the founder of ClearCorrect, which he established in 2006 and grew into the world’s second-largest clear aligner manufacturer prior to its acquisition by Straumann in 2017. He holds nine patents related to dental devices addressing sleep-disordered breathing in children and adults. As Secretary of Barrel Energy Inc., Dr. Pumphrey provides governance support, regulatory insight, and strategic advisory services.

Dr. Pumphrey does not currently serve as a director or officer of any other public reporting company.

There are no family relationships between Dr. Pumphrey and any other director or executive officer of the Company.

Legal Proceedings Disclosure:

On March 14, 2023, Dr. Pumphrey received a discharge in a personal Chapter 7 bankruptcy proceeding filed in the United States Bankruptcy Court for the Southern District of Texas. The bankruptcy has been fully discharged, and the Company is not aware of any ongoing matters arising from or related to this proceeding.

Shane Bobb, Age 54

Position: Director

Director Since: 2025

Ms. Bobb has over four decades of experience in the entertainment industry as a performer, producer, writer, and development executive. Within the past five years, she has served as Director of Development at BobbCat Films, an international full-service film, television, and digital content production company.Ms. Bobb has worked with major networks including HBO, NBC, ABC, FOX, OWN, MTV, and others, and has collaborated with numerous high-profile artists and production teams. As a Director of Barrel Energy Inc., she contributes expertise in branding, content development, strategic communications, and creative direction.

Ms. Bobb does not currently serve as a director or officer of any other public reporting company.

There are no family relationships between Ms. Bobb and any other director or executive officer of the Company.

During the past ten years, Ms. Bobb has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

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Mbi Mbapeh, Age 54

Position: Director

Director Since: 2025

Mr. Mbapeh is a financial services executive with more than 20 years of experience in digital finance, financial inclusion, and capital markets across emerging and developed economies. Within the past five years, he has served as a member of the Private Sector Unit of the African Continental Free Trade Area (AfCFTA) and as a Founding Partner of the Swifin Platform, a global digital financial services ecosystem serving millions of users. Mr. Mbapeh is also Chairman of EndlessLife Group and Co-Founder of Kingston Financial Credit Plc., where he has led capital mobilization and financial product development initiatives. As a Director of Barrel Energy Inc., he contributes expertise in global finance, digital platforms, and strategic growth.

Mr. Mbapeh does not currently serve as a director or officer of any other U.S. public reporting company.

There are no family relationships between Mr. Mbapeh and any other director or executive officer of the Company.

During the past ten years, Mr. Mbapeh has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Lyndell Parris, PhD, Age 54

Position: Director

Director Since: 2025

Dr. Lyndell Parris is an entrepreneur, academic leader, and innovation strategist with a Ph.D. in Industrial and Organizational Psychology. Within the past five years, she has served as Director of Innovation and Entrepreneurship at Alabama A&M University, where she leads the Venture Hub, an entrepreneurship and innovation center designed to support startup formation, mentorship, and access to capital for students, alumni, and community members. Dr. Parris has extensive experience in the consumer packaged goods industry and public company operations. She previously founded a publicly traded bottled water company and later relaunched the brand as YOR Water Lifestyle, demonstrating experience navigating regulatory, operational, and capital markets challenges. As a Director of Barrel Energy Inc., Dr. Parris provides strategic insight related to innovation, education partnerships, venture development, and scalable enterprise growth.

Dr. Parris does not currently serve as a director or officer of any other public reporting company.

Family Relationships:

Dr. Parris is related to Lester Parris, PhD, who serves as Chairman of the Board of the Company.

During the past ten years, Dr. Parris has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Sherien Almufti, Age 43

Position: Director

Director Since: 2025

Ms. Almufti, has over 20 years of professional experience in business operations, legal administration, and real estate investment. She began her career in operational management at an early age, gaining hands-on experience in workforce supervision, inventory control, scheduling, and multi-department retail operations within a family-owned enterprise. During this period, she managed a workforce of over 60 employees and oversaw multiple operational units, including deli, bakery, and prepared foods. Ms. Almutfi subsequently spent approximately 12 years in the legal services sector at a personal injury law firm, where she advanced to the role of Head Litigation Paralegal within her first year. In that capacity, she managed a high-volume litigation docket of approximately 300 active cases, with responsibilities that included case coordination, procedural compliance, client communications, and operational workflow management. Building on her experience in real estate operations, Ms. Almufti later obtained a real estate license and advised clients on residential property transactions for approximately four years. She subsequently transitioned into principal real estate investing and, over the past six years, has acquired, renovated, and sold more than 15 residential properties. She currently owns and manages multiple income-producing real estate assets in the Atlanta, Georgia market.

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Ms. Almufti does not currently serve as a director or officer of any other U.S. public reporting company.

There are no family relationships between Ms. Almufti and any other director or executive officer of the Company.

During the past ten years, Ms. Almufti has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Item 6. Executive Compensation.

During the fiscal year ended December 31, 2025, the Company did not pay cash salaries, bonuses, or other cash compensation to executive officers. Compensation, if any, has historically been minimal and primarily equity-based or deferred.

The Company does not maintain employment agreements, pension plans, or shareholder-approved equity compensation plans.

Item 7. Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

Certain directors and executive officers of the Company beneficially own shares of the Company’s equity securities, including shares of Preferred Stock, as disclosed in Item 4 – Security Ownership of Certain Beneficial Owners and Management of this Form 10.

Other than the equity ownership described herein, there have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which the amount involved exceeded $120,000, and in which any director, executive officer, or beneficial owner of more than five percent (5%) of the Company’s voting securities had or will have a direct or indirect material interest, other than transactions entered into in the ordinary course of business on terms no less favorable to the Company than those available from unaffiliated third parties.

The Company may, from time to time, enter into transactions with entities affiliated with its directors or executive officers in the ordinary course of business. Any such transactions are reviewed and approved by the Board of Directors, which considers whether the terms of such transactions are fair to the Company and no less favorable than those available from unaffiliated third parties.

Director Independence

The Company’s Board of Directors has reviewed the independence of its directors in accordance with the standards set forth under applicable SEC rules and OTC Markets guidance. Due to the Company’s status as a smaller reporting company and its quotation on the OTC Markets, the Company is not required to maintain a majority of independent directors on its Board.

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Based on this review, the Board has determined that certain members of the Board are not independent as a result of relationships, affiliations, or equity ownership interests, including familial relationships among certain directors and service on boards of other public companies.

Specifically:

•	Dr. Lester Parris serves as a director of Pet Ecology Brands, Inc. (OTC: DBLR) and is related to Dr. Lyndell Parris, who also serves as a director of the Company.

•	Dr. Lyndell Parris is related to Dr. Lester Parris.

•	These relationships were considered by the Board in evaluating director independence.

The Board believes that, notwithstanding the lack of independence of certain directors, the current composition of the Board is appropriate for the Company’s size, stage of development, and strategic objectives, and provides the Company with valuable expertise in business development, finance, governance, and industry-specific experience.

Item 8. Legal Proceedings.

The Company is not a party to any material pending legal proceedings, nor, to the Company’s knowledge, is any material legal proceeding currently contemplated or threatened against the Company, its subsidiaries, or its officers or directors in their capacity as such.

From time to time, the Company may be involved in claims, disputes, or legal proceedings arising in the ordinary course of business, including matters relating to commercial contracts, regulatory compliance, employment, or other operational issues. Management believes that the ultimate resolution of any such matters, if they arise, will not have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company’s common stock is quoted on the OTCIQ tier of the OTC Markets under the trading symbol “BRLL.” Trading in the Company’s common stock has been limited and sporadic, and there can be no assurance that an active or liquid trading market will develop or be sustained. Prices quoted on the OTC Markets may not reflect actual market value and may be subject to significant volatility.

Holders

As of December 29, 2025, the Company had approximately 108 holders of record of its common stock. Because many shares are held by brokers, banks, or other nominees, the number of beneficial owners of the Company’s common stock may be greater than the number of record holders.

Dividends

The Company has not declared or paid any cash dividends on its common stock to date. The Company currently intends to retain any future earnings to fund operations and support growth. The declaration and payment of any future dividends will be at the discretion of the Board of Directors and will depend on the Company’s financial condition, results of operations, capital requirements, and other factors deemed relevant by the Board.

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Item 10. Recent Sales of Unregistered Securities

During the period covered by this Form 10, the Company completed the following sales and issuances of equity securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

Issuance in Connection with Acquisition

In March 2025, the Company issued 600,000 shares of Class A common stock, valued at $0.50 per share, to the former equity holders of Happy Traps, LLC as consideration for the acquisition of that business pursuant to a reverse merger transaction. The issuance was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The securities issued were restricted securities and have not been registered under the Securities Act.

Issuance for Services

In November 2025, the Company issued 20,000,000 shares of restricted common stock to Summit Group Enterprises LLC in consideration for advisory and corporate consulting services rendered to the Company. The issuance was made in reliance upon Section 4(a)(2) of the Securities Act and/or Regulation D. The shares issued are restricted securities subject to the limitations of Rule 144 under the Securities Act.

General

All unregistered issuances described above were approved by the Company’s Board of Directors and were issued without any underwriting discounts or commissions. No general solicitation or advertising was used in connection with the foregoing issuances.

Except as described above, the Company did not sell or issue any unregistered securities during the period required to be disclosed pursuant to Item 701 of Regulation S-K.

Item 11. Description of Registrant’s Securities to Be Registered

The following description summarizes the material terms of the securities of Barrel Energy Inc. (the “Company”) that are being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. This summary does not purport to be complete and is qualified in its entirety by reference to the Company’s Articles of Incorporation and Amended and Restated Bylaws.

Common Stock

The Company is authorized to issue 2,000,000,000 shares of common stock, par value $0.001 per share. As of December 29, 2025, there were 402,837,825 shares of common stock outstanding.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors, except as otherwise provided by law or by the Company’s governing documents. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of legally available funds. The Company has not declared or paid any cash dividends on its common stock to date.

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In the event of a liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company available for distribution to stockholders after payment of liabilities and after satisfaction of any preferential rights of holders of preferred stock.

Holders of common stock have no preemptive, subscription, conversion, or redemption rights, and there are no sinking fund provisions applicable to the common stock.

Preferred Stock

The Company is authorized to issue shares of preferred stock in one or more series, with such rights, preferences, privileges, and restrictions as may be determined from time to time by the Board of Directors, without further action by the stockholders, to the extent permitted under Nevada law.

As disclosed elsewhere in this Form 10, the Company has issued shares of preferred stock that carry super-voting rights, entitling the holder to 1,000 votes per share. The preferred stock may have preferences with respect to voting, dividends, and liquidation that are senior to the common stock.

Anti-Takeover Effects of Governing Documents and Nevada Law

Certain provisions of the Company’s Articles of Incorporation, Amended and Restated Bylaws, and the Nevada Revised Statutes may have the effect of discouraging or delaying changes in control of the Company. These provisions include, among others:

•	Authorization of the Board of Directors to issue preferred stock with voting or other rights that could adversely affect the voting power of common stockholders;

•	Provisions governing the calling of special meetings of stockholders;

•	Requirements related to notice, quorum, and voting procedures for stockholder and board meetings;

•	Provisions permitting action by written consent of the Board of Directors.

These provisions could make it more difficult for a third party to acquire control of the Company without the approval of the Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is:

ClearTrust LLC

16540 Pointe Village Drive, Suite 210

Lutz, Florida 33558

Telephone: 813.235.4490

Market

The Company’s common stock is quoted on the OTC Markets under the trading symbol “BRLL.” There is no assurance that an active or liquid trading market will develop or be sustained.

American Depositary Receipts

The Company has not issued American Depositary Receipts, and none of the securities being registered will trade in the form of American Depositary Receipts.

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Item 12. Indemnification of Directors and Officers

The Company’s Articles of Incorporation and Amended and Restated Bylaws provide for the indemnification of the Company’s directors, officers, employees, and agents to the fullest extent permitted by the Nevada Revised Statutes.

The Company is authorized to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, provided that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

The Company’s Bylaws further provide that the Company shall indemnify any such person in connection with actions by or in the right of the Company to procure a judgment in its favor, against expenses and amounts paid in settlement, except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person is adjudged liable to the Company, unless and only to the extent that a court determines such person is fairly and reasonably entitled to indemnification.

The Company’s Bylaws also provide for the advancement of expenses incurred in defending any such proceeding, upon receipt of an undertaking by or on behalf of the indemnity to repay such amounts if it is ultimately determined that such person is not entitled to indemnification.

Indemnification and advancement of expenses provided under the Company’s Bylaws are not exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

The Company’s indemnification provisions do not apply to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934.

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Item 13. Financial Statements and Supplemental Data.

PART I – FINANCIAL INFORMATION

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Barrel Energy, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Barrel Energy, Inc. (formerly Happy Traps LLC) (“the Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a significant accumulated deficit and negative working capital. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

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Business Combinations (Reverse Acquisition Recapitalization Adjustment): This matter was deemed to be a CAM as it is subject to a significant degree of auditor effort, and the related audit evidence is unique to the circumstances of the reverse acquisition. In addressing this matter, we reviewed management’s analysis related to the treatment of the acquisition and recalculated the expected recapitalization adjustment based on the equity activity under Barrel Energy, Inc. The matter is discussed in Notes 1 and 7 to the financial statements.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2025.

Spokane, Washington

February 20, 2026

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BARREL ENERGY, INC

CONSOLIDATED BALANCE SHEETS

As of December 31,

	2024	2023
ASSETS

Current assets
Cash and cash equivalents	$67,368	$4,651
Accounts receivable- net of allowance	15,958	6,022
Advances- employee	300	300

Total current assets	83,626	10,973

Total assets	$83,626	$10,973

LIABILITIES AND STOCKHOLDRS’ DEFICIT

Current liabilities
Due to related parties	6,435	6,435
Accounts payable and accrued expense	63,482	6,849
Member buyout payable	18,250	36,500
Total current liabilities	88,167	49,784

Commitments and contingencies	--	--
Stockholders’ deficit
Preferred shares $0.001 par value, 5,000,000 authorized 5,000,000 and 5,000,000 and outstanding, respectively	5,000	5,000
Common stock, $0.001 par value, 2,000,000,000 authorized, 383,437,825 and 383,437,825 issued and outstanding, respectively	383,438	383,438
Paid in Capital	--	--
Subscription receivable	(40,000)	(40,000)
Accumulated deficit	(352,979)	(387,249)
Total deficit	(4,541)	(38,811)

Total liabilities and stockholders’ deficit	$83,626	$10,973

The accompanying notes are an integral part of the audited financial statements.

14

 BARREL ENERGY, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,

	2024	2023
Revenue	$159,511	$105,528
Cost of goods	64,251	60,138
Gross profit	95,260	45,390

Operating expenses:
Insurance	26,984	20,978
Bad debt expense	8,800	27,031
General and administrative	25,206	37,273
Total operating expense	60,990	85,288

Income (loss) from operations	34,270	(39,898)

Net income (loss) before taxes	34,270	(39,898)

Income tax	--	--

Net income (loss)	$34,270	$(39,898)

Net income (loss) per common share, basic and diluted	$0.00	$(0.00)

Weighted average number of shares outstanding, basic and diluted	383,437,825	383,427,825

The accompanying notes are an integral part of the audited financial statements.

15

BARREL ENERGY, INC

 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS DEFICIT

For the Years Ended December 31, 2024 and 2023

	Preferred Shares		Common Stock		Paid-In	Accumulated	Stock	Shareholder
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Deficit
Balance at December 31, 2022	5,000,000	5,000	383,437,825	383,438	--	(347,351)	(40,000)	1,087
Net loss	--	--	--	--	--	(39,898)	--	(39,898)
Balance at December 31, 2023	5,000,000	5,000	383,437,825	383,438	--	(387,249)	(40,000)	(38,811)
Net loss	--	--	--	--	--	34,270	--	34,270
Balance at December 31, 2024	5,000,000	$5,000	383,437,825	$383,438	--	$(352,979)	$(40,000)	$(4,541)

The accompanying notes are an integral part of these audited financial statements.

16

BARREL ENERGY, INC

  CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023
Cash Flows from Operating Activities:	$34,270	$(39,898)
Net income(loss)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(18,737)	8,426
Receivable- related party	--	6,435
Bad debt expense	8,800	27,031
Accounts payable and accrued expense	56,634	(976)

Net cash provided by (used in) operating activities	80,967	1,019

Cash Flows from Financing Activities:
Former member buyout	(18,250)	(2,500)

Net cash provided by (used in) financing activities	(18,250)	(2,500)

Effect of exchange rate on cash

Net change in cash	62,717	(1,481)
Cash at beginning of period	4,651	6,132
Cash at end of period	$67,368	$4,651

SUPPLEMENT DISCLOSURE
Interest paid	$--	$--
Income taxes paid	$--	$--

NON-CASH TRANSACTIONS

The accompanying notes are an integral part of audited financial statements.

17

BARREL ENERGY, INC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND ORGANIZATION

BARREL ENERGY INC. is a Nevada corporation, incorporated January 17, 2014, which was engaged historically in the oil and gas sector of the energy industry. In January 2019, the Company terminated the agreement. The Company entered into an agreement in the lithium exploration business but terminated the contract. The Company terminated the past businesses.

On April 11, 2019, the Company amended its articles of incorporation to increase its number of authorized shares of common stock from 75,000,000 to 450,000,000.

On March 21, 2025 the Company amended its articles of incorporation to increase the number of authorized shares from 450,000,000 to 2,000,000,000.

Prior to the merger, the Company had 382,837,825 shares of common stock outstanding.

On March 28, 2025 the Company acquired Happy Traps, LLC. The Company issued 600,000 shares of common stock with a value of $300,000 for the acquisition. The acquisition was treated as a reverse merger with Happy Traps being the surviving entity keeping the name Barrel Energy Inc.

Happy Traps, LLC was formed on February 16, 2016 limited liability company in the State of Maine. In November 2019, the partnership was increased from one to six members. The partners sold all their interest on December 31, 2021 to Maine Bio-Fuel, Inc., leaving it as the sole member of the partnership.

The Business

The Company provides essential grease trap services, eco-friendly cleaning products, and oil recycling solutions for restaurants and food service businesses throughout the greater Portland area. The Company has built a strong reputation based on reliability, efficiency, environmental responsibility, and superior customer service. The mission of the Company is to deliver superior grease trap solutions and sustainable practices that ensure regulatory compliance and environmental benefit while maximizing operational efficiency for our food service clients. This comprehensive approach creates multiple touchpoints with each customer and addresses several critical needs for food service establishments, from regulatory compliance to environmental responsibility.

The Company has developed a synergistic three-part revenue model that creates value for its customers:

1.	Service Revenue: Professional grease trap pumping and maintenance. Each service requires approximately 30 minutes, allowing our technicians to complete up to 10 services daily.
2.	Product Revenue: Sale of proprietary Happy Traps Cleaners line of eco-friendly cleaning products.
3.

Recycling Revenue: Through our partnership with Maine Bio-Fuel Inc, we collect used cooking oil during routine service visits, generating additional revenue while providing customers with a convenient disposal solution

The grease trap service industry represents a stable, regulation-driven market that is intrinsically tied to the food service sector. With more than 660,000 restaurants across the United States facing strict regulatory requirements for the proper disposal of fats, oils, and grease (FOG), demand for professional grease trap services remains consistently strong regardless of economic conditions. Additionally, the growing market for used cooking oil recycling, driven by increasing demand for biofuel and other sustainable applications, presents a high-growth synergistic opportunity for integrated service providers like Happy Traps.

18

Happy Traps focuses on serving:

•	Full-service restaurants and quick-service establishments
•	Hotels with food service operations
•	Institutional kitchens including schools, hospitals, and corporate cafeterias
•	Food manufacturing facilities
•	Grocery stores with prepared food sections

These establishments all face stringent regulatory requirements regarding FOG disposal and benefit significantly from our bundled service approach.

Market and Services

Grease Trap Maintenance Services:

Our core service offering includes professional pumping, cleaning, and maintenance of grease traps for food service establishments. Each service is efficiently completed in approximately 30 minutes, allowing our technicians to service up to 10 accounts daily and 50 accounts weekly per truck.

Cleaning Product Line:

We have developed a proprietary line of eco-friendly cleaning products specifically formulated for restaurant use. These products complement our service offerings and provide ongoing revenue between maintenance visits.

Pressure Washing Services:

We offer professional pressure washing services for restaurant exteriors, particularly focusing on back-of-house areas where grease and food waste can accumulate, creating sanitation issues and attracting pests.

Used Cooking Oil Recycling:

Through our strategic partnership with Maine Standard Biofuels, we offer convenient collection of used cooking oil during regular service visits, providing a valuable add-on service for clients while generating additional revenue.

NOTE 2 - SIGNIFICANT ACCOUNTIG POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. It is the opinion of management that all adjustments necessary to make the financial statements that are not misleading have been included in these financial statements

Principles of Consolidation

The consolidated financial statements of the Company include the Company and the consolidation through a reverse merger of the entity Happy Traps, LLC. Because this transaction represents a reverse acquisition, the accompanying financial statements reflect the historical financial statements of Target, the accounting acquirer, for all periods prior to the merger. The Company’s financial statements for periods after the merger reflect the combined operations of Target and the Company.  The financials have been retrospectively adjusted to reflect all the outstanding shares and shares issued for the transaction as if the transaction occurred on the first day of the earliest period presented in this filing. As part of the consolidation all prior equity accounts have been recapitalized reducing paid in capital to zero with adjustments being made through retained earnings, with adjustments  reclassifying approximately $350,000 to retained earnings.

Segment Reporting

ASC Topic 280, “Segment Reporting” establishes the standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company is managed as one operating unit, rather than multiple reporting units, for internal reporting purposes and for internal decision-making and discloses its operating results in a single reportable segment. The Company’s chief operating decision maker (“CODM”), represented by the Company’s Chief Executive Officer, reviews financial information and assesses the operations of the Company in order to make strategic decisions such as allocation and assessing operating performance.

19

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Recent Issued Accounting Policies

Effective January 1, 2026, the Company adopted ASU 2025-06, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires the use of the Current Expected Credit Loss (CECL) model for estimating credit losses on accounts receivable and other financial assets. Previously, the Company recognized allowance for doubtful accounts (ADA) based on incurred loss methodology, considering historical experience and current conditions. Under CECL, the Company now estimates lifetime expected credit losses, incorporating:

Historical loss experience,

•	Current economic conditions,
•	Reasonable and supportable forecasts.

Presentation and Disclosure Changes:

•	Accounts receivable continue to be presented net of allowance for credit losses.
•	The allowance roll-forward now includes expected credit loss adjustments.
•	Additional qualitative disclosures describe the methodology, assumptions, and factors considered in estimating expected losses.

Management evaluated significant judgments in applying the probable-to-complete threshold and determined there are no material uncertainties requiring additional disclosure.

Accounts Receivable

Account receivable consists of amounts due to the Company from customers as a result of the Company’s normal business activities. Account receivable is reported on the balance sheets net of an estimated allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts for estimated uncollectible receivables based on historical experience, assessment of specific risk, review of outstanding invoices, and various assumptions and estimates that are believed to be reasonable under the circumstances, and recognizes the provision as a component of selling, general and administrative expenses. Uncollectible accounts are written off against the allowance after appropriate collection efforts have been exhausted and when it is deemed that a balance is uncollectible. The company records the allowance based on past history and if there are doubts on the recoverability.

During the years ended December 31, 2024 and 2023, the Company recorded bad debt of $8,800 and $27,031, respectively. The Company’s allowance for doubtful accounts balance at December 31, 2024 was $16,400 and $7,600 at December 31, 2023.

Property, Equipment and Intangible Assets

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Intangible assets consist of a patent application purchased and is carried at cost, less accumulated amortization. Depreciation and amortization is provided principally on the straight-line basis method over the estimated useful lives of the assets which is estimated at 36 months.

20

Impairment of long-lived assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Income Tax

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes.  The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Fair Value Measurements

As defined in (Financial Accounting Standards Board ASC 820), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1	–

Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2	–

 Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3	–

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

21

As of December 31, 2024 and 2023, the Company believes the amounts reported for cash, payables, accrued liabilities and amounts due to related parties approximate their fair values due to the nature or duration of these instruments.

NOTE 3 - GOING CONCERN

As shown in the accompanying financial statements, the Company had accumulative deficit of $352,979 and $387,249 with negative working capital of $4,541 and $38,811 as of December 31, 2024 and 2023, respectively. Unless profitability and increases in stockholders’ equity continues, these conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The December 31, 2024 and 2023 financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management plans to continue to raise funds through debt and equity financing to grow the business to profitability.

NOTE 4 - REVENUE RECOGNITION

In April 2016, the FASB issued ASU 2016–10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606.

ASC Topic 606 prescribes a new five-step model entities should follow in order to recognize revenue in accordance with the core principle. These five steps are:

1.	Identify the contract(s) with a customer.
2.	Identify the performance obligations in the contract.
3.	Determine the transaction price.
4.	Allocate the transaction price to the performance obligations in the contract.
5.	Recognize revenue when (or as) the entity satisfied the performance obligations.

The Company has five revenue streams, each of which the revenue is recognized in accordance to the five steps included in Topic 606. The revenue streams are:

1.	Grease trap cleaning and maintenances service
2.	Cleaning product line.
3.	Pressure washing service
4.	Used cooking oil recycling
5.	Tech fees

22

The Company disaggregates revenues into categories that depict the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors and noted below:

Revenue for the serves of grease trap cleaning and maintenance and pressure washing services is recognized upon the competition of the service.

Revenue for the sale of the cleaning product line is recognized upon the shipment of the product to the Customer.

Revenue for the recycling products is recognized upon delivery to the Company receiving the product for processing.

The Company had revenue of $159,511 and $105,528 during the years ended December 31, 2024 and 2023, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company leases 250 square feet of warehouse space from its owner Maine Biofuel. The lease commenced on January 1, 2023 and continues for 5 years. The lease may be terminated by either party giving a 30 day notice. The monthly rent is $150. In addition, the Company relies on Maine Biofuel for certain business support including payment of various employees and business expenses. As of December 31, 2024, the Company owed Maine biofuel $57,285 for various services. The president of the lessor was a partner in the partnership that sold Happy Traps to Maine Biofuel.

On December 31, 2021, the original partners sold their interest to Maine Biofuel for $50,000 to be paid in installments.

During the years ended December 31, 2024 and 2023 the Company notes payable due to related parties of $18,250 and $36,500, respectively.  The payment is due as part of the installment due members for purchase of Happy Traps by Maine Biofuel.

On December 31, 2024 the remaining partner agreed to sell their interest of 36.5% for $50,000 to Maine Bio-Fuel, Inc., the buyer of Happy Traps. The agreement requires an initial payment of $25,000 to be paid by December 31, 2025 and the balance to be paid by December 31, 2026. Neither payment has been completed to the members .

As of December 31, 2024 the Company owed a related party $6,435.The amount due is for work  on a system design in May 2023.

NOTE 6 - NOTES PAYABLE

On December 31, 2021, the limited partners of the Company sold their interest to Maine Biofuel, Inc. instead of issuing the purchase amount to each limited partner, the acquirer paid the Company $50,000, which was treated as a note payable on the Company’s balance sheet. Subsequent to this transaction, the Company paid three limited partners a total of $31,750. The amounts paid was deducted from the note leaving a balance due on the note of $18,250 as of December 31, 2024. The balance will be used as a payment to the unpaid partner.

NOTE 7 - EQUITY

Preferred Shares

The Company has 5,000,000 shares of preferred stock issued and outstanding with a par value of $0.001 per share.  Each share of the preferred has 1,000 votes.

Common Shares

The common stock of the Company has a par value of $0.001 per share and each share is entitled to one vote. As of the date of this report there were 383,437,825 shares of common stock issued and outstanding.

The Company has outstanding subscription receivable with a value of $40,000. The Company continues to carry the subscription that has not been converted.

The Company was organized as a limited liability company. Ownership interests are represented by membership units, which confer both economic and governance rights as outlined in the Company’s operating agreement.

On April 11, 2019, the Company amended its articles of incorporation to increase its number of authorized shares of common stock from 75,000,000 to 450,000,000.

On March 21, 2025 the Company amended its articles of incorporation to increase the number of authorized shares from 450,000,000 to 2,000,000,000.

On March 28, 2025 the Company acquired Happy Traps, LLC. The Company issued 600,000 shares of common stock with a value of $300,000 for the acquisition. The acquisition was treated as a reverse merger with Happy Traps becoming a wholly owned subsidiary of  Barrel Energy Inc. The information presented in the operating activity of the Company is the historical information of the acquired entity.

23

NOTE 8 - INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carry forwards and deferred liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by the valuation allowances when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company’s deferred tax assets for the Company consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Book income(loss)	$34,270	$39,898)
Total Book Income	$34,270	$(39,898)

Taxable Income Loss	$34,270	$(39,898)

Beginning NOL	$(27,175,721)	$(27,135,823)
Add current income (Loss)	$34,270	$(39,898)
NOL carry Forward	$(27,141,451)	$(27,175,721)
Percent	0.21	0.21
Tax NOL	$(5,699,705)	$(5,706,901)

As of December 31, 2024 the Company had a net operating loss carry forward of $5,699,705 which can be used to offset future taxable income.  Due to a change in Control, the Company is subject to a reduction in the net loss carryforward under section 381 of the Internal Revenue Service.

A reconciliation of income taxes at the federal statutory rate to amounts provided for the years ended December 31, 2024 and 2023 as follows:

	2024	2023
U.S. federal statutory rate	21%	21%
Net operating loss	(21%)	(21%)
Effective tax rate	--%	--%

NOTE  9 -  SUBSEQUENT EVENTS

On March 28, 2025, the Company was acquired from Maine Biofuel by Barrel Energy Inc. Under the agreement the Buyer issued 600,000 shares of its class A preferred shares, to the seller, with a value to $300,000.  The shares were valued at $0.50 per share. The buyer and seller both acknowledged the purchase price allocated to the business properties  represented fair market value of the entity.  No other consideration was given for the  purchase. The transaction upon completion was accounted for as reverse merger with the acquired entity being the surviving entity.

On November 6, 2025 the Company issued 20,000,000 shares of common stock, with a stated value of $100,000 under rule 144, to Summit Group Services  for  one year of advisory and consulting services.

The financials have been adjusted to retrospectively incorporate the recapitalization of the public entity (Barrel Energy) upon the merger of the reverse merger of the entities.

The Company has evaluated subsequent events to determine events occurring through February 20, 2026, that would have a material impact on the Company’s financial results or require disclosure and have determined none exist except those noted above.

24

BARREL ENERGY CONSOLIDATED FINANCIALS

12/31/24 — 09/30/2025

Filed as part of the Company’s Registration Statement on Form 10

(File No. 000-56001)

25

PART I – FINANCIAL INFORMATION

26

CONSOLIDATED BARREL ENERGY INC

BALANCE SHEETS

As of,

	September 30, 2025	December 31, 2024
ASSETS	(Unaudited)

Current assets
Cash and cash equivalents	$43,137	$67,368
Accounts receivable- net of allowance	47,770	15,958
Advances- employee	300	300
Note receivable – related party	15,000	--
Total current assets	106,207	83,626

Total assets	$106,207	$83,626

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expense	$35,419	$63,482
Note payable	18,250	18,250
Notes payable- related party	6,435	6,435
Total current liabilities	60,104	88,167
Commitments and contingencies	--	--

Stockholders’ deficit
Preferred stock $0.001 par value; 5,000,000 authorized: 5,000,000 and 5,000,000 shares issued and outstanding, respectively	5,000	5,000
Common stock , $0.001 par value: 2,000,000,000 authorized, 383,437,825 and 383,437,825 issued and outstanding, respectively	383,438	383,438
Paid in Capital	--	--
Subscription receivable	(40,000)	(40,000)
Shareholder equity (deficit)	(302,335)	(352,979)
Total equity (deficit)	46,103	(4,541)

Total liabilities and shareholder equity	$106,207	$83,626

The accompanying notes are an integral part of the unaudited financial statements.

27

 BARREL ENERGY INC

CONSOLIDATED STATEMENTS OF OPERATIONS

As of September 30,

(Unaudited)

	2025	2024

Revenue	$157,495	$118,119
Cost of goods	59,453	33,589
Gross profit	98,042	82,530

Operating expenses:
Compensation	19,411	20,682
Bad debt	9,520	--
Vehicle & Insurance	7,443	20,432
General and administrative	11.024	4,836
Total operating expense	47,398	45,950

Income ( loss) from operations	50,644	36,580

Net income (loss)	$50,644	$36,580

Net income (loss) per common share, basic and diluted	$0.00	$0.00

Weighted average number of shares outstanding, basic and diluted	383,437,825	383,437,825

The accompanying notes are an integral part of the unaudited financial statements.

28

BARREL ENERGY INC

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Nine Months Ended September 30, 2025 and 2024

 Unaudited)

	Preferred Shares		Common Shares		Paid In	Subscription	Retained Earnings	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Receivable	(Deficit)	Equity

Balance at December 31, 2023	5,000,000	5,000	383,437,825	383,438	--	(40,000)	(387,249)	(38,811)
Net income (loss)	--	--		--	--	--	36,580	36,580
Balance at September 30, 2024	5,000,000	5,000	383,437,825	383,438	--	(40,000)	(350,669)	(2,231)

Balance at December 31, 2024	5,000,000	5,000	383,437,825	383,438	--	(40,000)	(352,979)	(4,541)
Net income (loss)							50,644	50,644
Balance at September 30, 2025	5,000,000	$5,000	383,437,825	$383,438	--	$(40,000)	$(302,335)	$46,103

The accompanying notes are an integral part of these unaudited financial statements.

29

BARREL ENERGY INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	For the Nine Months Ended September 30,
	2025	2024

Cash Flows from Operating Activities:	$50,644	$36,580
Net income(loss)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(31,812)	(23,232)
Increase in accounts payable and accrued expense	(28,063)	36,208

Net cash provided by (used in) operating activities	(9,231)	49.556

Cash Flows From Financing Activities:
Repayment of note payable	(15,000)	--

Net cash provided by (used in) financing activities	(15,000)	--

Net change in cash	(24,231)	49,556
Cash at beginning of period	67,368	4.651
Cash at end of period	$43,137	$54,207

SUPPLEMENT DISCLOSURE
Interest paid	$--	$--

Income taxes paid	$--	$--

The accompanying notes are an integral part of unaudited financial statements.

30

BARREL ENERGY INC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND ORGANIZATION

BARREL ENERGY INC. is a Nevada corporation, incorporated January 17, 2014, which was engaged historically in the oil and gas sector of the energy industry. In January 2019, the Company terminated the agreement. The Company entered into an agreement in the lithium exploration business but terminated the contract. The Company terminated the past businesses.

On April 11, 2019, the Company amended its articles of incorporation to increase its number of authorized shares of common stock from 75,000,000 to 450,000,000.

On March 21, 2025 the Company amended its articles of incorporation to increase the number of authorized shares from 450,000,000 to 2,000,000,000.

On March 28, 2025 the Company acquired Happy Traps, LLC. The Company issued 600,000 shares of common stock with a value of $300,000 for the acquisition. The acquisition was treated as a reverse merger with Happy Traps being the surviving entity keeping the name Barrel Energy Inc.

The Business

The business provides essential grease trap services, eco-friendly cleaning products, and oil recycling solutions for restaurants and food service businesses throughout the greater Portland area. The Company has built a strong reputation based on reliability, efficiency, environmental responsibility, and superior customer service. The mission of the Company is to deliver superior grease trap solutions and sustainable practices that ensure regulatory compliance and environmental benefit while maximizing operational efficiency for our food service clients. This comprehensive approach creates multiple touchpoints with each customer and addresses several critical needs for food service establishments, from regulatory compliance to environmental responsibility.

The Company has developed a synergistic three-part revenue model that creates value for its customers:

1.	Service Revenue: Professional grease trap pumping and maintenance. Each service requires approximately 30 minutes, allowing our technicians to complete up to 10 services daily.
2.	Product Revenue: Sale of proprietary Happy Traps Cleaners line of eco-friendly cleaning products.
3.	Recycling Revenue: Through our partnership with Maine Bio-Fuel Inc, we collect used cooking oil during routine service visits, generating additional revenue while providing customers with a convenient disposal solution

The grease trap service industry represents a stable, regulation-driven market that is intrinsically tied to the food service sector. With more than 660,000 restaurants across the United States facing strict regulatory requirements for the proper disposal of fats, oils, and grease (FOG), demand for professional grease trap services remains consistently strong regardless of economic conditions. Additionally, the growing market for used cooking oil recycling, driven by increasing demand for biofuel and other sustainable applications, presents a high-growth synergistic opportunity for integrated service providers like Happy Traps.

Happy Traps focuses on serving:

•	Full-service restaurants and quick-service establishments
•	Hotels with food service operations
•	Institutional kitchens including schools, hospitals, and corporate cafeterias
•	Food manufacturing facilities
•	Grocery stores with prepared food sections

These establishments all face stringent regulatory requirements regarding FOG disposal and benefit significantly from our bundled service approach.

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Market and Services

Grease Trap Maintenance Services:

The Company’s core service offering includes professional pumping, cleaning, and maintenance of grease traps for food service establishments. Each service is efficiently completed in approximately 30 minutes, allowing our technicians to service up to 10 accounts daily and 50 accounts weekly per truck.

Cleaning Product Line:

The Company has developed a proprietary line of eco-friendly cleaning products specifically formulated for restaurant use. These products complement our service offerings and provide ongoing revenue between maintenance visits.

Pressure Washing Services:

We offer professional pressure washing services for restaurant exteriors, particularly focusing on back-of-house areas where grease and food waste can accumulate, creating sanitation issues and attracting pests.

Used Cooking Oil Recycling:

Through a strategic partnership with Maine Standard Biofuels, the Company offers convenient collection of used cooking oil during regular service visits, providing a valuable add-on service for clients while generating additional revenue.

NOTE 2 - SIGNIFICANT ACCOUNTIG POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. It is the opinion of management that all adjustments necessary to make the financial statements that are not misleading have been included in these financial statements

Principles of Consolidation

The consolidated financial statements of the Company include the Company and the consolidation through a reverse merger of the entity Happy Traps, LLC. Because this transaction represents a reverse acquisition, the accompanying financial statements reflect the historical financial statements of Target, the accounting acquirer, for all periods prior to the merger. The Company’s financial statements for periods after the merger reflect the combined operations of Target and the Company.  The financials have been retrospectively adjusted to reflect all the outstanding shares and shares issued for the transaction as if the transaction occurred on the first day of the earliest period presented in this filing. As part of the consolidation all prior equity accounts have been recapitalized reducing paid in capital to zero with adjustments being made through retained earnings, with adjustments  reclassifying approximately $350,000 to retained earnings.

Segment Reporting

ASC Topic 280, “Segment Reporting” establishes the standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company is managed as one operating unit, rather than multiple reporting units, for internal reporting purposes and for internal decision-making and discloses its operating results in a single reportable segment. The Company’s chief operating decision maker (“CODM”), represented by the Company’s Chief Executive Officer, reviews financial information and assesses the operations of the Company in order to make strategic decisions such as allocation and assessing operating performance.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Early Adoption

Effective January 1, 2026, the Company adopted ASU 2025-06, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires the use of the Current Expected Credit Loss (CECL) model for estimating credit losses on accounts receivable and other financial assets. Previously, the Company recognized allowance for doubtful accounts (ADA) based on incurred loss methodology, considering historical experience and current conditions. Under CECL, the Company now estimates lifetime expected credit losses, incorporating:

Historical loss experience,

•	Current economic conditions,
•	Reasonable and supportable forecasts.

Presentation and Disclosure Changes:

•	Accounts receivable continue to be presented net of allowance for credit losses.
•	The allowance roll-forward now includes expected credit loss adjustments.
•	Additional qualitative disclosures describe the methodology, assumptions, and factors considered in estimating expected losses.

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Management evaluated significant judgments in applying the probable-to-complete threshold and determined there are no material uncertainties requiring additional disclosure.

Accounts Receivable

Account receivable consists of amounts due to the Company from customers as a result of the Company’s normal business activities. Account receivable is reported on the balance sheets net of an estimated allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts for estimated uncollectible receivables based on historical experience, assessment of specific risk, review of outstanding invoices, and various assumptions and estimates that are believed to be reasonable under the circumstances, and recognizes the provision as a component of selling, general and administrative expenses. Uncollectible accounts are written off against the allowance after appropriate collection efforts have been exhausted and when it is deemed that a balance is uncollectible. The company records the allowance based on past history and if there are doubts on the recoverability.

During the nine months ended September 30, 2025, the Company recorded bad debt of $9,250. The Company’s allowance for doubtful accounts balance at September 30, 2025 was $19,433.

Property, Equipment and Intangible Assets

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Intangible assets consist of a patent application purchased and is carried at cost, less accumulated amortization. Depreciation and amortization is provided principally on the straight-line basis method over the estimated useful lives of the assets which is estimated at 36 months.

Impairment of long-lived assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board) Accounting Standards Codification 740, Accounting for Income Taxes. It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, the Company has applied a more likely than not recognition threshold for all tax uncertainties. The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

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Fair Value Measurements

As defined in (Financial Accounting Standards Board ASC 820), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1	–

 Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2	–

Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3	–

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

As of September 30, 2024 and 2025, the Company believes the amounts reported for cash, payables, accrued liabilities and amounts due to related parties approximate their fair values due to the nature or duration of these instruments.

Basic and diluted net income per share

Basic and diluted net income per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted net income per share are the same in the nine months ended September 30, 2025 and 2024.

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NOTE 3 - GOING CONCERN

As shown in the accompanying financial statements, the Company  had  shareholder equity of $46,103 and accumulative deficit of $302,335 with working capital of $46,103 and a deficit of $4,541 as of September 30, 2025 and 2024, respectively. Unless profitability and increases in stockholders’ equity continues, these conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The September 30, 2025 and December 31, 2024 financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management plans to continue to raise funds through debt and equity financing to grow the business to profitability.

NOTE 4 - REVENUE RECOGNITION

In April 2016, the FASB issued ASU 2016–10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606.

ASC Topic 606 prescribes a new five-step model entities should follow in order to recognize revenue in accordance with the core principle. These five steps are:

1.	Identify the contract(s) with a customer.
2.	Identify the performance obligations in the contract.
3.	Determine the transaction price.
4.	Allocate the transaction price to the performance obligations in the contract.
5.	Recognize revenue when (or as) the entity satisfied the performance obligations.

The Company has five revenue streams, each of which the revenue is recognized in accordance to the five steps included in Topic 606. The revenue streams are:

1.	Grease trap cleaning and maintenances service
2.	Cleaning product line.
3.	Pressure washing service
4.	Used cooking oil recycling
5.	Tech fees

The Company disaggregates revenues into categories that depict the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors and noted below:

Revenue for the serves of grease trap cleaning and maintenance and pressure washing services is recognized upon the competition of the service.

Revenue for the sale of the cleaning product line is recognized upon the shipment of the product to the Customer.

Revenue for the recycling products is recognized upon delivery to the Company receiving the product for processing.

The Company had revenue of $157,495 and $118,119 during the nine months ended September 30, 2025 and 2024 , respectively.

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NOTE 5 - RELATED PARTY TRANSACTIONS

The Company leases 250 square feet of warehouse space from its owner Maine Biofuel. The lease commenced on January 1, 2023 and continues for 5 years. The lease may be terminated by either party giving a 30 day notice. The monthly rent is $150. In addition, the Company relies on Maine Biofuel for certain business support including payment of various employees and business expenses. As of September 30, 2025, the Company owed Maine biofuel $29,199 for various services. The president of the lessor was a partner in the partnership that sold Happy Traps to Maine Biofuel.

On December 31, 2024 the remaining partner agreed to sell their interest of 36.5% for $50,000 to Maine Bio-Fuel, Inc., the buyer of Happy Traps. The agreement requires an initial payment of $25,000 to be paid by December 31, 2025 and the balance to be paid by December 31, 2026. Neither payment has been completed to the members.

During the nine months ended September 30, 2025 the Company advanced Maine Biofuel $15,000. The advance bears no interest and is payable on demand.

As of September 30, 2025 the Company had a payable due related parties of $6,435.

NOTE 6 - EQUITY

Preferred Shares

The Company has 5,000,000 shares of preferred stock issued and outstanding with a par value of $0.001 per share.  Each share of the preferred has 1,000 votes.

Common Shares

The common stock of the Company has a par value of $0.001 per share and each share is entitled to one vote. As of the date of this report there were 383,437,825 shares of common stock issued and outstanding.

The Company has outstanding subscription receivable with a value of $40,000. The Company continues to carry the subscription that has not been converted.

On March 28, 2025 the Company issued 600,000 to Maine Bio- Fuel for the acquisition of Happy Traps, LLC. The value of the transaction was $300,000.

NOTE 7 - NOTES PAYABLE

On December 31, 2021, the limited partners of the Company sold their interest to Maine Biofuel, Inc. instead of issuing the purchase amount to each limited partner, the acquirer paid the Company $50,000, which was treated as a note payable on the Company’s balance sheet. Subsequent to this transaction, the Company paid three limited partners a total of $31,750. The amounts paid was deducted from the note leaving a balance due on the note of $18,250 as of December 31, 2024. The balance will be used as a payment to the unpaid partner.

NOTE 8 – MERGER

On March 28, 2025 the Company acquired Happy Traps, LLC. The company accounted for the transaction as a reverse merger, with the acquired company as the surviving entity.   The adjustments were accounted for as noted below.

	Pre Consolidation	Elimination	Consolidation
Preferred shares	5,000.00	0	5,000
Common Stock	383,438.00	0	383,438
partner w	9,631.00	(9,631)	0
Subscription receivable	(40,000.00)	0	(40,000)
Paid-in Capital	22,432,135	(22,432,135)	-
Retained earnings	(22,160,385)	22,462,720	(302,335)
Total Capital	346,093		106,207

NOTE 9 - SUBSEQUENT EVENTS

On November 6, 2025 the Company issued 20,000,000 shares of common stock, with a stated value of $100,000 under rule 144, to Summit Group Services  for  one year of advisory and consulting services.

The Company has evaluated subsequent events to determine events occurring through February 20, 2026 that would have a material impact on the Company’s financial results or require disclosure and have determined none exist except those noted above.

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Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The Company has not changed its independent registered public accounting firm during the periods covered by this Form 10.

During the periods covered by this Form 10, there were no disagreements between the Company and its independent registered public accounting firm on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the accounting firm, would have resulted in a reference to such matters in the auditor’s reports on the Company’s financial statements.

Item 15. Financial Statements and Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 10:

Exhibit No.	Description
3.1	Articles of Incorporation of Barrel Energy Inc.
3.2	Amended and Restated Bylaws of Barrel Energy Inc.
4.1	Certificate for Preferred Shares
10.1	Material agreements related to acquisition of Happy Traps, LLC
10.2	Consulting and advisory agreement with Summit Group Enterprises LLC
14	Code of Ethics
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Supplemental Information Regarding Director Lester Parris
99.2	Barrel Energy Consolidated Financials Period covered: 10/1/2025 through 12/31/2025

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Jarmin Kaltsas
(Registrant)

Date: April 24, 2026	By:	/s/ Jarmin Kaltsas
(Signature)

*Print name and title of the signing officer under his signature.

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